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                                                          EXHIBIT 23.2

Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. xxxxxx) and Prospectus of First Sierra Financial, Inc. and to the use of our report dated June 12, 1998 with respect to the financial statements of Oliver-Allen Corporation, Inc., included in the Proxy Statement of First Sierra Financial, Inc. that is made a part of the Registration Statement (Form S-3 No. xxxxxx) and Prospectus of First Sierra Financial, Inc. for the registration of 4,188,054 shares of its common stock.



                                                     /s/   Ernst & Young LLP
                                                     --------------------------


August 19, 1998
San Francisco, CA